UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  June 29, 2010

First Hartford Corporation
(Exact name of registrant as specified in its charter)

Maine	0-8862	01-00185800
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

149 Colonial Road, Manchester, Connecticut	06040
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code  (860) 646-6555

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Financial Obligation Matter

Item 2.03

Creation of a Direct Financial Obligation or an obligation under an Off Balance Sheet arrangement of a Registrant.

In the matter of Kaplan v. First Hartford and Neil Ellis, the Court has ruled that Kaplan has dispositive control of 591,254 shares which First Hartford must purchase at $4.81 per share (value previously determined) with interest of 5.77% from September 15, 2005.

The Court has ordered the parties to file a proposed form of final judgment by July 12, 2010.

SIGNATURES

July 2, 2010

First Hartford Corporation

/s/ Stuart I. Greenwald
     Stuart I. Greenwald
     Treasurer and Secretary